      As filed with the Securities and Exchange Commission on June 6, 1997
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ----------------------------------

                             R. G. BARRY CORPORATION
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Ohio                                              31-4362899
-------------------------------                         -------------------
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

  13405 Yarmouth Road, N.W., Pickerington, Ohio                  43147
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)

                             R. G. Barry Corporation
                            1997 Incentive Stock Plan
                            -------------------------
                            (Full title of the plan)

                                                 Copy to:

Richard L. Burrell                               Elizabeth Turrell Farrar, Esq.
R. G. Barry Corporation                          Vorys, Sater, Seymour and Pease
13405 Yarmouth Road, N.W.                        52 East Gay Street
Pickerington, Ohio 43147                         Columbus, Ohio 43216-1008
---------------------------------------
(Name and address of agent for service)

                                 (614) 864-6400
       ------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                        ---------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                   Proposed          Proposed
Title of                            maximum           maximum
securities            Amount       offering          aggregate      Amount of
to be                 to be          price           offering      registration
registered          registered      per unit (1)       price (1)       fee
--------------------------------------------------------------------------------

Common Shares,       450,000       $11.5625        $5,203,125       $1,577
$1.00 Par Value
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, and computed on the basis of $11.5625 per share, which is the average of the high and low sales prices of the Common Shares as reported on the New York Stock Exchange on June 4, 1997.

                               Page 1 of 81 Pages.

       Index to Exhibits at Page II-18 (Page 19 as sequentially numbered).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

         The Annual Report on Form 10-K for the fiscal year ended December 28, 1996 of R. G. Barry Corporation (the "Registrant") and all other reports filed with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since that date are hereby incorporated by reference.

         The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 6, 1995 and the description of the Series I Junior Participating Class B Preferred Share Purchase Rights of the Registrant (the "Rights") contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 6, 1995, and all amendments thereto or reports filed for the purpose of updating such descriptions heretofore filed by the Registrant with the Commission, are hereby incorporated by reference.

         Any definitive proxy statement or information statement filed pursuant to Section 14 of the Exchange Act and all documents which may be filed with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated hereby, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents; provided, however, that no report of the Compensation Committee of the Board of Directors of the Registrant on executive compensation and no performance graph included in any proxy statement or information statement filed pursuant to Section 14 of the Exchange Act shall be deemed to be incorporated herein by reference.

Item 4.  Description of Securities.
-----------------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

         Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by an Ohio corporation and provides as follows:

               (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

               (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                      (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                      (b) Any action or suit in which the only liability
               asserted against a director is pursuant to section 1701.95 of the Revised Code.

               (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division
        (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

               (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                      (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

                      (b) If the quorum described in division (E)(4)(a) of this
               section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                      (c) By the shareholders;

                      (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

               Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
        (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

               (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division
        (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                      (i) Repay such amount if it is proved by clear and
               convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corpo-ration or undertaken with reckless disregard for the best interests of the corporation;

                      (ii) Reasonably cooperate with the corporation concerning
               the action, suit, or proceeding.

               (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

               (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

               (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

               (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5),(6), and
        (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5),(6) or (7).

               (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

        Article EIGHTH of the Articles of Incorporation, as amended, of the Registrant governs indemnification by the Registrant and provides as follows:

               EIGHTH: I. MANDATORY INDEMNIFICATION. The Corporation shall indemnify any officer or director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Paragraph I shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

        II. COURT-APPROVED INDEMNIFICATION. Anything contained in these Articles, the Regulations of the Corporation or elsewhere to the contrary notwithstanding:

               (A) the Corporation shall not indemnify any officer or director of the Corporation who was a party to any completed action or suit instituted by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the Corporation or misconduct (other than negligence) in the performance of his duty to the Corporation or such other entity unless and only to the extent that the Court of Common Pleas of Fairfield County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

               (B) the Corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Paragraph II.

        III. INDEMNIFICATION FOR EXPENSES. Anything contained in these Articles, the Regulations of the Corporation or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraph I of this Article EIGHTH, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the Corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

        IV. DETERMINATION PERIOD. Any indemnification required under Paragraph I of this Article EIGHTH and not precluded under Paragraph II of this Article EIGHTH shall be made by the Corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Paragraph I of this Article EIGHTH. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or
        (B) if such a quorum is not obtainable or if a majority of the quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Fairfield County, Ohio or (if the Corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Paragraph IV at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Paragraph IV]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division
        (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Paragraph IV shall be evidence in rebuttal of the presumption recited in Paragraph I of this Article EIGHTH. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Paragraph IV to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the Corpora-tion shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Fairfield County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

        V. ADVANCES FOR EXPENSES. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Paragraph I of this Article EIGHTH shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

               (A) if it shall ultimately be determined as provided in Paragraph IV of this Article EIGHTH that he is not entitled to be indemnified by the Corporation as provided under Paragraph I of this Article EIGHTH; or

               (B) if, in respect of any claim, issue or other matter asserted by or in the right of the Corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the Corporation or misconduct (other than negligence) in the performance of his duty to the Corporation, unless and only to the extent that the Court of Common Pleas of Fairfield County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

        VI. ARTICLE EIGHTH NOT EXCLUSIVE. The indemnification provided by this Article EIGHTH shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        VII. INSURANCE. The Corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article EIGHTH. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

        VIII. INDEMNITY AGREEMENTS. The Corporation may from time to time enter into indemnity agreements with the persons who are members of its Board of Directors and with such officers or other persons as the Board may designate, such indemnity agreements to provide in substance that the Corporation will indemnify such person to the fullest extent of the provisions of this Article EIGHTH and/or to the fullest extent permitted under Ohio law.

        IX. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, under procedures authorized from time to time by the Board of Directors, grant rights to indemnification and to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article EIGHTH.

        X. CERTAIN DEFINITIONS. For purposes of this Article EIGHTH, and as examples and not by way of limitation:

               (A) A person claiming indemnification under this Article EIGHTH shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraph I of this Article EIGHTH, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

               (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" within the meaning of that phrase as used in this Article EIGHTH.

        XI. VENUE. Any action, suit or proceeding to determine a claim for indemnification under this Article EIGHTH may be maintained by the person claiming such indemnification, or by the Corporation, in the Court of Common Pleas of Fairfield County, Ohio. The Corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Fairfield County, Ohio in any such action, suit or proceeding.

        The Registrant has entered into indemnification agreements with its directors and officers which, among other matters, provide as follows:

        The Company is required to maintain directors' and officers' liability insurance at not less than the current level unless the Board of Directors concludes that the premium cost is substantially disproportionate to the amount of coverage provided. The Company is required to indemnify a director or officer against certain liabilities if the director or officer has acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the Company. The Company is required to advance defense costs and expenses to the director or officer so long as the director or officer agrees to repay any such costs and expenses to the Company if it is ultimately determined that the director or officer is not entitled to indemnification. Indemnification is not provided for liability arising under the short-swing profits recapture provisions of Section 16(b) of the Securities Exchange Act of 1934 or for liability resulting from conduct that is determined to involve reckless disregard for the best interests of the Company or misconduct (other than negligence). The indemnification obligations of the Company continue for so long as the indemnified party may be subject to any possible action or proceeding. In the event of a "potential change in control" (as defined in the indemnification agreements), the Company is required, upon written request of the director or officer, to create a trust to indemnify the director or officer and to fund such trust in an amount sufficient to cover expenses reasonably anticipated. Upon a "change in control" (as defined in the indemnification agreements), the trust would become irrevocable. All unexpended funds in the trust would revert to the Company upon a final determination by a court or independent legal counsel that a director or officer has been fully indemnified under the terms of the indemnification agreement.

        Section 2(d) of the R. G. Barry Corporation 1997 Incentive Stock Plan (the "Plan") also addresses indemnification and provides:

                  (d) Indemnification. Each person who is or shall have been a member of the Committee [which administers the Plan] or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him; provided that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

        In addition, the Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacities.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

               Not Applicable.

Item 8.  Exhibits.
------------------

               See the Index to Exhibits attached hereto at page II-18.

Item 9.  Undertakings.
----------------------

A.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           [The remainder of this page
                           intentionally left blank.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pickerington, State of Ohio, on the 6th day of June, 1997.

                                     R. G. BARRY CORPORATION

                                     By: /s/ Richard L. Burrell
                                         --------------------------------------
                                         Richard L. Burrell,
                                         Senior Vice President-Finance,
                                         Secretary and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 6th day of June, 1997.

Signature                                Title

*Gordon Zacks                            Chairman of the Board,
---------------------------              President, Chief Executive
Gordon Zacks                             Officer and Director

*Richard L. Burrell                      Senior Vice President-Finance,
---------------------------              Treasurer, Secretary and
Richard L. Burrell                       Director

*Christian Galvis                        Executive Vice President-
---------------------------              Operations and Director
Christian Galvis

*Charles E. Ostrander                    Executive Vice President-
---------------------------              Sales & Marketing and Director
Charles E. Ostrander


*By Power of Attorney


 /s/ Richard L. Burrell
---------------------------
Richard L. Burrell
(Attorney-in-Fact)

*Leopold Abraham II                      Director
---------------------------
Leopold Abraham II

*Philip G. Barach                        Director
---------------------------
Philip G. Barach

*William Giovanello                      Director
---------------------------
William Giovanello

*Harvey M. Krueger                       Director
---------------------------
Harvey M. Krueger

*Edward M. Stan                          Director
---------------------------
Edward M. Stan

*By Power of Attorney

 /s/ Richard L. Burrell
---------------------------
Richard L. Burrell
(Attorney-in-Fact)

                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.                              Description                                          Page No.
-----------                              -----------                                          --------
   4(a)                       Trust Indenture, dated as of July 1, 1972, by and      Incorporated herein by reference to
                              between Registrant and The Huntington National         Registrant's Registration Statement on
                              Bank of Columbus, as Trustee                           Form S-1, filed June 27, 1972
                                                                                     (Registration No. 2-44432)
                                                                                     [Exhibit 4(a)]

   4(b)                       First Supplemental Trust Indenture, dated as of        Incorporated herein by reference to
                              May 2, 1975,  by and between Registrant and The        Registrant's Registration Statement on
                              Huntington National Bank of Columbus, as Trustee       Form S-7, filed March 3, 1978
                                                                                     (Registration No. 2-60888)
                                                                                     [Exhibit 2(b)(ii)]

   4(c)                       Second Supplemental Trust Indenture, dated as of       Incorporated herein by reference to
                              April 1, 1978, by and between Registrant and The       Registrant's Registration Statement on
                              Huntington National Bank of Columbus, as Trustee       Form S-7, filed March 3, 1978
                                                                                     (Registration No. 2-60888)
                                                                                     [Exhibit 2(b)(iii)]

   4(d)                       Third Supplemental Indenture, dated as of June         Incorporated herein by reference to
                              22, 1984, between Registrant and The Huntington        Registrant's Current Report on Form 8-K
                              National Bank, as Trustee                              dated June 22, 1984, filed June 26, 1984
                                                                                     (File No. 1-7231) [Exhibit 4(d)]

Exhibit No.                              Description                                          Page No.
-----------                              -----------                                          --------
   4(e)                       Fourth Supplemental Trust Indenture, dated as of       Incorporated herein by reference to
                              February 27, 1985, between Registrant and The          Registrant's Annual Report on Form 10-K
                              Huntington National Bank, as Trustee                   for the fiscal year ended December 29,
                                                                                     1984 (File No. 0-12667)
                                                                                     [Exhibit 4(e)]

   4(f)                       Revolving Credit Agreement, made to be effective       Incorporated herein by reference to
                              on February 28, 1996, among Registrant, The Bank       Registrant's Annual Report on Form 10-K
                              of New York, The Huntington National Bank and NBD      for the fiscal year ended December 30,
                              Bank                                                   1995 (File No. 1-8769) ("Registrant's 1995
                                                                                     Form 10-K")
                                                                                     [Exhibit 4(f)]

   4(g)                       Note Agreement, dated July 5, 1994, between            Incorporated herein by reference to
                              Registrant and Metropolitan Life Insurance Company     Registrant's Registration Statement on
                                                                                     Form S-3, filed July 21, 1994
                                                                                     (Registration No. 33-81820)
                                                                                     [Exhibit 4(t)]

   4(h)(1)                    Articles of Incorporation of Registrant (as filed      Incorporated herein by reference to
                              with Ohio Secretary of State on March 26, 1984)        Registrant's Annual Report on Form 10-K
                                                                                     for the fiscal year ended December 31,
                                                                                     1988 (File No. 0-12667) ("Registrant's
                                                                                     1988 Form 10-K") [Exhibit 3(a)(i)]

Exhibit No.                              Description                                          Page No.
-----------                              -----------                                          --------
   4(h)(2)                    Certificate of Amendment to the Articles of            Incorporated herein by reference to
                              Incorporation of Registrant Authorizing the            Registrant's 1988 Form 10-K [Exhibit
                              Series I Junior Participating Class B Preferred        3(a)(i)]
                              Shares (as filed with the Ohio Secretary of State
                              on March 1, 1988)

   4(h)(3)                    Certificate of Amendment to the Articles of            Incorporated herein by reference to
                              Registrant (as filed with the Ohio Secretary of        Registrant's 1988 Form 10-K [Exhibit
                              State on May 9, 1988)                                  3(a)(i)]

   4(h)(4)                    Certificate of Amendment to the Articles of            Incorporated herein by reference to
                              Incorporation of Registrant (as filed with the         Registrant's 1995 Form 10-K
                              Ohio Secretary of State on May 22, 1995)               [Exhibit 3(b)]

   4(h)(5)                    Certificate of Amendment to Articles of                Incorporated herein by reference to
                              Incorporation of Registrant (as filed with the         Registrant's 1995 Form 10-K
                              Ohio Secretary of State on September 1, 1995)          [Exhibit 3(c)]

   4(h)(6)                    Certificate of Amendment to Articles of                Pages 23 through 25
                              Incorporation of Registrant (as filed with the
                              Ohio Secretary of State on May 30, 1997)

   4(h)(7)                    Articles of Incorporation of Registrant                Pages 26 through 52
                              (reflecting amendments through May 30, 1997) [for
                              purposes of SEC reporting compliance only]

Exhibit No.                              Description                                          Page No.
-----------                              -----------                                          --------
   4(i)                       Regulations of Registrant, as amended                  Incorporated herein by reference to
                                                                                     Registrant's Annual Report on Form 10-K
                                                                                     for the fiscal year ended January 2, 1988
                                                                                     (File No. 0-12667)
                                                                                     [Exhibit 3(b)]

   4(j)                       Rights Agreement, dated as of February 29, 1988,       Incorporated herein by reference to
                              between Registrant and The Huntington National         Registrant's Current Report on Form 8-K
                              Bank                                                   dated March 14, 1988, filed March 15, 1988
                                                                                     (File No. 0-12667) [Exhibit 4]

   4(k)                       R. G. Barry Corporation 1997 Incentive Stock Plan      Pages 53 through 67

    5                         Opinion of Vorys, Sater, Seymour and Pease,            Pages 68 and 69
                              counsel to Registrant

  23(a)                       Consent of Independent Auditors                        Pages 70 and 71

  23(b)                       Consent of Vorys, Sater, Seymour and Pease,            Filed as part of Exhibit 5 hereof.
                              counsel to Registrant

   24                         Powers of Attorney                                      Pages 72 through 81